Exhibit (a)(1)(ii)

Notice of Withdrawal of Tender

Regarding
Common Units
Of

THE CUSHING® MLP INFRASTRUCTURE MASTER FUND

Tendered Pursuant to the Offer to Purchase
Dated October 14, 2015

The Offer and withdrawal rights will expire at, and this
letter of transmittal must be received by the Fund by,
5:00 p.m., Central time, on November 13, 2015,
unless the Offer is extended.

Complete this Withdrawal of Tender and return to:

The Cushing® MLP Infrastructure Master Fund
8117 Preston Road, Suite 440
Dallas, Texas 75225

Ladies and Gentlemen:

        The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Common Units of The Cushing® MLP Infrastructure Master Fund (the “Fund”) for repurchase by the Fund that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________. If this withdrawal notice is timely received in accordance with its accompanying instructions, the identified shares previously submitted for tender will not be repurchased by the Fund.

Such tender was in the amount of (specify one):

☐           All Common Units.

☐           A specified number of Common Units:

☐	Common Units having an aggregate NAV (calculated as of October 31, 2015) (the latest calculation of NAV prior to the expiration of the Offer) specified below.

$

        The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Common Units previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

Signatures:
For Individual Investors and Joint Tenants:	For Other Investors:

Must be signed by the holder(s) EXACTLY as the name(s) appear(s) on the front of the attached cover letter. For joint owners, each joint owner must sign.

Signature of Unitholder(s):	Print Name of Investor:

(Signature)

Print Name(s):	Authorized Signatory:

(Signature)

Signature of Joint Tenants (if necessary):	Print Name:

(Signature)	Print Title:

Print Name(s):

Authorized Signatory:

(Signature)

Print Name:

Print Title:

Date:

3